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                                                                    EXHIBIT 99.1

                            WILMAR INDUSTRIES, INC.
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                             ----------------------


     The purpose of the Wilmar Industries, Inc. 1995 Stock Option Plan (the "Plan") is to authorize the Compensation Committee (the "Committee") of the Board of Directors to provide designated officers (including officers who are also directors) and other key employees of Wilmar Industries, Inc. and its subsidiaries (hereinafter collectively referred to as the "Company") with the opportunity to receive grants of incentive stock options and nonqualified stock options. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders and will align the economic interests of the participants with those of the shareholders.

1.   Administration
     --------------

     The Plan shall be administered and interpreted by a committee (the "Committee") consisting of not less than one person appointed by the Board of Directors of the Company. To the extent applicable, in accordance with Section 15, the Committee shall consist of not less than two persons appointed by the Board of Directors of the Company, all of whom shall be "disinterested persons" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations.

     The Committee shall have the sole authority to determine (i) the key employees to whom options shall be granted under the Plan, (ii) the type, size and terms of the options to be granted to each such individual, (iii) the time when the options will be granted and the duration of the exercise period and
(iv) any other matters arising under the Plan.

     The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder.

2.   Grants
     ------

     Incentives under the Plan shall consist of incentive stock options and nonqualified stock options (hereinafter collectively referred to as "Stock Options"). All Stock Options shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the employee (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to an employee. Grants under a particular Section of the Plan need not be uniform as among the employees.

3.   Shares Subject to the Plan
     --------------------------

     (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that have been or may be issued or transferred under the Plan is 800,000 shares. In accordance with
Section 162(m) of the Code, during the term of the Plan, the maximum aggregate number of shares of Company Stock that shall be subject to options under the Plan to any single individual shall be 150,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares repurchased by the Company on the open market. If and to the extent options

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granted under the Plan terminate, expire, or cancel without having been exercised, the shares subject to such option shall again be available for purposes of the Plan.

     (b) If there is any change in the number or kind of shares of Company Stock issuable under the Plan through the declaration of stock dividends, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, the maximum number of shares of Company Stock available for Stock Options, the maximum number of shares of Company Stock for which any one individual participating in the Plan may be granted over the term of the Plan, the number of shares covered by outstanding Stock Options, and the price per share or the applicable market value of such Stock Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Stock Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive.

4.   Eligibility for Participation
     -----------------------------

     Officers and other key employees of the Company designated by the Committee shall be eligible to participate in the Plan (hereinafter referred to individually as the "Participant" and collectively as the "Participants"). The Committee shall select the employees to receive Stock Options (the "Optionees") from among the Participants and determine the number of shares of Company Stock subject to a particular Stock Option in such manner as the Committee determines.

     Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Company, or for other proper corporate purpose.

5.   Granting of Options
     -------------------

     (a) Number of Shares.  The Committee, in its sole discretion, shall
         ----------------
determine the number of shares of Company Stock that will be subject to each option grant.

     (b) Type of Option and Price.  The Committee may grant options intended to
         ------------------------
qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code or options which are not intended to so qualify ("Nonqualified Stock Options") in accordance with the terms and conditions set forth herein or any combination of Incentive Stock Options and Nonqualified Stock Options.

     The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the fair market value of a share of such Stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to the fair market value of a share of such Stock on the date such Stock Option is granted and in no event shall the price be less than 50% of the fair market value of Company Stock on the date of grant. Notwithstanding the foregoing, no purchase price shall be established hereunder if such purchase price would result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code.

     During such time that the Company Stock is not listed upon an established stock exchange or traded in the over-the-counter-market, the "fair market value" of Company Stock shall be determined by the Committee at least annually after taking into account such factors as it shall deem appropriate. If the Company Stock is listed upon an established stock exchange or other market source, as determined by the Committee, "fair market value" on any date of reference shall be the closing price of a share of Company Stock on the New York Stock Exchange or other recognized market source, as determined by the Committee on such date, or if there is no

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sale on such date, then the closing price of a share of Company Stock on the last previous day on which a sale is reported.

     (c) Exercise Period.  The Committee shall determine the option exercise
         ---------------
period of each Stock Option. The exercise period shall not exceed ten years from the date of grant.

     (d) Vesting of Options.  The vesting period for Stock Options shall
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commence on the date of grant and shall end on such date as is determined by the
Committee, in its sole discretion, which shall be specified in the Grant Letter.

     (e) Manner of Exercise.  An Optionee may exercise a Stock Option by
         ------------------
delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with (g) below. Should a Stock Option become exercisable on and after the date on which the initial registration of the Company Stock under Section 12(g) of the Exchange Act becomes effective, such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company ("Designated Broker") in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be deposited. The Optionee may tender this notice of exercise, which has been properly executed by the Optionee, and the aforementioned delivery instructions to any Designated Broker.

     (f) Termination of Employment, Disability or Death.
         ----------------------------------------------

         (1) In the event the Optionee during his lifetime ceases to be an employee of the Company for any reason other than death, a termination for cause by the Company or a voluntary termination of employment by the employee, any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within 30 days of the date on which he ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period; provided, however, that in the case of an Optionee who is disabled within the meaning of Section 105(d)(4) of the Code, such period shall be one year rather than 30 days (except as the Committee may otherwise provide in the Grant Letter).

         (2) In the event the Optionee ceases to be an employee of the Company on account of a termination for cause by the Company or a voluntary termination of employment by the employee, any Stock Option held by the Optionee shall terminate as of the date he ceases to be an employee (except as the Committee may otherwise provide in the Grant Letter).

         (3) In the event of the death of the Optionee while he is an employee of the Company or within not more than 30 days of the date on which he ceases to be an employee for any reason other than a termination for cause by the Company or a voluntary termination of employment by the employee (or within such other period of time as may be specified in the Grant Letter), any Stock Option which was otherwise exercisable by the Optionee at the date of death may be exercised by his personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the option exercise period.

     (g) Satisfaction of Option Price.  The Optionee shall pay the option price
         ----------------------------
(i) in cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Optionee including Company Stock acquired in connection with the exercise of a particular Stock Option and having a fair market value on the date of exercise equal to the option price or with a combination of cash and shares, (iii) if shares of Company Stock may not be sold immediately following the exercise of a Stock Option, with the approval of the Committee, with the proceeds of a promissory note payable by the Optionee to the Company, but only in accordance with the provisions of a Loan Program established by the Company, or any successor program as in effect from time to time, (A) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Committee pursuant to the Loan Program, and (B) bearing interest at a rate not less than the applicable Federal rate prescribed by
Section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the Loan Program or (iv) through any combination of (i),
(ii) or (iii).  The

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Optionee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid.

     (h) Rule 16b-3 Restrictions.  Unless an Optionee could otherwise transfer
         -----------------------
Company Stock issued pursuant to a Stock Option granted hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option to the date of disposition of the Company Stock issued upon exercise of such option.

     (i) Limits on Incentive Stock Options.  Each Incentive Stock Option shall
         ---------------------------------
provide that if the aggregate fair market value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any Participant who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

     (j) Right of Repurchase Upon Death or Termination of Employment.  Until
         -----------------------------------------------------------
such time as the Company's outstanding shares of Common Stock are first registered under Section 12(g) of the Exchange Act, the Company shall have the right to repurchase shares of Company Stock issued under the Plan upon the death or termination of employment of the Optionee for any reason in accordance with the terms established by the Committee and set forth in the Grant Letter.

     (k) Restrictions on Transfer of Stock.  Until such time as the Company's
         ---------------------------------
outstanding shares of Company Stock are first registered under Section 12(g) of the Exchange Act, shares of Company Stock received by an Optionee upon the exercise of a Stock Option shall not be transferable, except for any: (1) gratuitous transfer of the shares of Company Stock made to the Optionee's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Optionee or the Optionee's spouse or issue; (2) transfer of title to the shares of Company Stock effected pursuant to an Optionee's will or the laws of distribution; (3) any sale or transfer of the shares of Company Stock to the Company; or (4) any sale of the shares of Company Stock pursuant to an effective registration statement. In the event of any such transfer, other than pursuant to (3) or (4) above, the transferee of the shares of Company Stock (the "Permitted Transferee") shall hold the shares so acquired subject to all the rights and restrictions (including without limitation the restriction on transfer) conferred or imposed by the Plan and shall be deemed the Optionee for purposes of the Plan, except that no transfer shall be permitted pursuant to this Section unless and until the transferee agrees in writing to be bound by the provisions of the Plan. Subsection (3) shall not be interpreted to impose any obligation on the Company to purchase shares of Company Stock held by an Optionee or a Permitted Transferee.

6.   Transferability of Options
     --------------------------

     Only a Participant or his or her authorized legal representative may exercise rights under a Stock Option. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in their sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant ("Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Stock Option under the Participant's will or under the applicable laws of descent and distribution.

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7.   Certain Corporate Changes
     -------------------------

     (a)  Sale or Exchange of Assets, Dissolution or Liquidation, or Merger or
          --------------------------------------------------------------------
Consolidation Where the Company Survives.  If all or substantially all of the
----------------------------------------
assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will be the surviving corporation, then, each Optionee with any outstanding Stock Options shall have the right to exercise in full any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), unless the Committee, in its sole discretion, determines not to accelerate such Stock Options upon such transaction. In the event that options are accelerated pursuant to this Section, if a termination of such Stock Options would not affect the accounting treatment of any such transaction, any options not exercised shall thereafter terminate and cease to remain outstanding. In addition, if a cashout of such Stock Options would not affect the accounting treatment of any such transaction, the Committee may, in its sole discretion, require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options.

     (b)  Merger or Consolidation Where the Company Does Not Survive.  If the
          ----------------------------------------------------------
Company is a party to a merger or consolidation in which the Company will not be the surviving corporation, then any Optionee with any outstanding Stock Options shall have the right to exercise in full any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options) unless the Committee, in its sole discretion, determines not to accelerate such Stock Options upon such transaction. In the event that options are accelerated pursuant to this Section, if a termination of such Stock Options would not affect the accounting treatment of any such transaction, any options not exercised shall thereafter terminate and cease to remain outstanding. In addition, if a cashout or substitution of such Stock Options would not affect the accounting treatment of any such transaction, the Committee may, in its sole discretion, require (i) that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options or (ii) that the surviving company replace the Stock Options with options to purchase common stock of the surviving company having comparable value and terms as determined, in its sole discretion, by the Committee.

8.   Amendment and Termination of the Plan
     -------------------------------------

     (a) Amendment.  The Board of Directors of the Company, by written
         ---------
resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that materially increases the benefits accruing to Participants under the Plan, increases the aggregate number (or individual limit for any single Optionee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company, and provided, further, that the Board of Directors shall not amend the Plan if such amendment would cause the Plan or any Stock Option, or the exercise of any right under the Plan to fail to comply with the requirements of Rule 16b-3 under the Exchange Act or if such amendment would cause the Plan or the Stock Option or exercise of an Incentive Stock Option under the Plan to fail to comply with the requirements of Section 422 of the Code including, without limitation, a reduction of the option price set forth in Section 5(b) or an extension of the period during which an Incentive Stock Option may be exercised as set forth in Section 5(c).

     (b) Termination of Plan.  The Plan shall terminate on the tenth anniversary
         -------------------
of its effective date unless terminated earlier by the Board of Directors of the Company or unless extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Stock Options.  A termination
         ------------------------------------------------------
or amendment of the Plan that occurs after a Stock Option is made shall not result in the termination or amendment of the Stock Option unless the Optionee consents or unless the Committee acts under Section 16(a). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Stock Option. Whether or not the Plan has terminated, an outstanding Stock Option may be terminated or amended under Section 16(a) or may be amended by agreement of the Company and the Optionee consistent with the Plan.

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9.   Funding of the Plan
     -------------------

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Stock Options under this Plan. In no event shall interest be paid or accrued on any Stock Option, including unpaid installments of Stock Options.

10.  Rights of Participants
     ----------------------

     Nothing in this Plan shall entitle any Participant or other person to any claim or right to be granted a Stock Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any rights to be retained by or in the employ of the Company or any other employment rights.

11.  Withholding of Taxes
     --------------------

     The Participant or other person receiving shares of Company Stock upon the exercise of a Stock Option shall be required to pay to the Company the amount of any federal, state or local taxes which the Company is required to withhold with respect to the exercise of such Stock Options or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Stock Options.

12.  Agreements with Participants
     ----------------------------

     Each Stock Option made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

13.  Requirements for Issuance of Shares
     -----------------------------------

     No Company Stock shall be issued or transferred upon the exercise of any Stock Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

14.  Headings
     --------

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

15.  Effective Date
     --------------

     (a) Effective Date of the Plan.  Subject to the approval of the Company's
         --------------------------
shareholders, this Plan shall be effective as of March 6, 1995.

     (b) Effectiveness of Section 16 Provisions.  The provisions of the Plan
         --------------------------------------
that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act shall be effective, if at all, upon registration of the Company Stock under Section 12 of the Exchange Act, and shall remain effective thereafter for so long as the Company Stock is so registered.

     (c) Effectiveness of Section 162(m) Provisions.  The provisions of the Plan
         ------------------------------------------
that refer to, or are applicable to persons subject to, Section 162(m) of the Code shall be effective, if at all, upon registration of the Company Stock under
Section 12 of the Exchange Act, and shall remain effective thereafter for so long as the Company Stock is so registered.

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16.  Miscellaneous
     -------------

     (a) Compliance with Law.  The Plan, the exercise of Stock Options and the
         -------------------
obligations of the Company to issue or transfer shares of Company Stock under Stock Options shall be subject to all applicable laws and to approvals by an governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Stock Option if it is contrary to law or modify a Stock Option to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Optionees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (b) Ownership of Stock.  An Optionee or Successor Optionee shall have no
         ------------------
rights as a shareholder with respect to any shares of Company Stock covered by a Stock Option until the shares are issued or transferred to the Optionee or Successor Optionee on the stock transfer records of the Company.

     (c) Governing Law.  The validity, construction, interpretation and effect
         -------------
of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of New Jersey.

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